Exhibit 21.1
List of Subsidiaries of Chesapeake Lodging Trust(1)
CHSP LLC
Chesapeake Lodging, L.P.
CHSP DC Holding Trust
RP Holdings Trust
CHSP Bridge Lender LLC
CHSP Boston LLC
CHSP Boston II LLC
CHSP Los Angeles LLC
CHSP Newton LLC
CHSP San Francisco LLC
CHSP Seattle LLC
CHSP Chicago LLC
CHSP San Diego LLC
CHSP Navy Yard LLC
CHSP Union Square LLC
CHSP Denver LLC
CHSP 31st Street LLC
CHSP Lakeshore LLC
CHSP Mission Bay LLC
CHSP Minneapolis LLC
CHSP 36th Street LLC
CHSP French Quarter LLC
CHSP New Orleans LLC
CHSP Fisherman Wharf LLC
CHSP Santa Barbara LLC
CHSP Union Square II LLC
CHSP Los Angeles II LLC
CHSP Miami Beach Holdings LLC
RP Hotel Holdings, LLC
CHSP TRS LLC
CHSP TRS Boston LLC
CHSP TRS Boston II LLC
CHSP TRS Los Angeles LLC
CHSP TRS Newton LLC
CHSP TRS San Francisco LLC
CHSP TRS Seattle LLC
CHSP TRS Chicago LLC
CHSP TRS San Diego LLC
CHSP TRS Navy Yard LLC
CHSP TRS Union Square LLC
CHSP TRS Denver LLC
CHSP TRS 31st Street LLC
CHSP TRS Lakeshore LLC
CHSP TRS Mission Bay LLC
CHSP TRS Minneapolis LLC
CHSP TRS 36th Street LLC
CHSP TRS French Quarter LLC
CHSP TRS New Orleans LLC
CHSP TRS Fisherman Wharf LLC
CHSP TRS Santa Barbara LLC
CHSP TRS Union Square II LLC
CHSP TRS Los Angeles II LLC
RP Hotel Operating Co., Inc.
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(1)All subsidiaries of Chesapeake Lodging Trust are incorporated or organized in the state of Delaware, except for CHSP DC Holding Trust and RP Holdings Trust, both of which are organized in the state of Maryland.